UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2003

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236
(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 7.                    Financial Statements and Exhibits.

Exhibit 99.1     Press Release of SafeNet, Inc. (“SafeNet” or the “Company”), dated April 22, 2003

Item 9.                    Regulation FD Disclosure (Information furnished pursuant to “Item 12. Results of Operations and Financial Condition”).

In accordance with the procedural guidance in Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.”

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On April 22, 2003, SafeNet issued a press release announcing first quarter results for the quarter ended March 31, 2003.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In the press release, SafeNet provides certain pro forma, non-GAAP financial measures as additional information relating to its operating results.  SafeNet’s management believes these non-GAAP financial measures are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s operating cycles and costs.  These costs are currently limited to acquisition related costs, such as integration costs, write-off of In-Process Research and Development Costs, amortization expense related to acquired intangibles, and the tax effects of these items as well as a 35% effective rate for the pro forma income.  SafeNet’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and other companies may use different non-GAAP measures and presentations of results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

		By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:	April 24, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SafeNet, Inc., dated April 22, 2003